Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3A, of our report dated February 20, 2001 included in BioMarin Pharmaceutical Incs Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                /s/ Arthur Andersen LLP


San Francisco, California
August 9, 2001